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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 INFOGRAMES,INC.

                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware

              Infogrames, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

              1. That the name of the Corporation is Infogrames, Inc. and the name under which the Corporation originally was incorporated is GT Interactive Software Corp.

              2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 1st day of September, 1992 under the name of GT Software Corporation; that Certificates of Amendment to the Certificate of Incorporation were filed in the Office of the Secretary of State of the State of Delaware on the 1st day of April, 1993, on the 29th day of November, 1993, on the 19th day of December, 1994, a restated certificate of incorporation was filed on the 22nd day of February, 1995, and an amended and restated certificate of incorporation was filed on the 31st day of July, 1995. Certificates of Amendment of the Amended and Restated Certificate of Incorporation were filed on July 23, 1998, February 14, 2000, May 10, 2000, May 12, 2000 and June 2, 2000.

              3. That this Amended and Restated Certificate of Incorporation restates and amends the restated Certificate of Incorporation of this Corporation.

              4. That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

              FIRST: The name of the Corporation is Infogrames, Inc.

              SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of

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New Castle. The name of its registered agent at such address is The Corporation
Trust Company.

              THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation, is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("GCL").

              FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 305,000,000 shares, of which 300,000,000 shares, par value $0.01 per share, shall be designated Common Stock, and 5,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock. Effective as of the close of business on June 26, 2000, each share of Common Stock, par value $0.01 per share ("Old Common Stock"), issued and outstanding at such time shall be and hereby is automatically reclassified and changed into one-fifth of one share of Common Stock, par value $0.01 per share, without any action by the holder thereof, provided that fractional shares shall be rounded to the nearest whole share. Effective as of the close of business on June 26, 2000, each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed, for all corporate purposes, to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares of Old Common Stock previously represented by such certificate were converted by virtue of the reverse stock split.

              FIFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation in the manner now or hereafter prescribed by statute.

              SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

              (b) Election of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

              (c) The number of Directors of the Corporation shall not be less than four nor more than fifteen (plus such number of Directors, if any, who may be elected by the holders of any series of preferred stock), and subject to such limits shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of preferred stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1996, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be


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held in 1997, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1998. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The persons serving as Directors in classes whose terms expire in 1996, 1997 and 1998 shall be determined by resolution of the Board of Directors.

              Notwithstanding the foregoing, whenever pursuant to the provisions of Article Fourth of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of preferred stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Sixth unless so provided by such terms.

              During any period when the holders of any series of preferred stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article Fourth hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such preferred stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of preferred stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

              (d) Subject to the rights, if any, of the holders of any series of preferred stock to elect Directors and to remove any Director whom such holders have the



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right to elect, and notwithstanding the provisions of this Article Sixth providing for the classification of the Board of Directors, any Director or the entire Board of Directors (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

              SEVENTH: (a) The corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the GCL, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that, except as provided in Paragraph (e) of this Article Seventh, the Corporation shall not be obligated to indemnify any person under this Article Seventh in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation and was initiated by such person against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

              (b) The right to indemnification conferred in this Article Seventh shall be a contract right, shall continue as to a person who has ceased to be a director or officer of the Corporation or of any of its wholly-owned subsidiaries and shall inure to the benefit of his or her heirs, executors and administrators, and shall include the right to be paid by the Corporation the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that if and to the extent that Delaware law so requires, the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer


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or former director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer or former director or officer is not entitled to be indemnified by the Corporation.

              (c) The Corporation's obligation to indemnify and to pay expenses in advance of the final disposition of a proceeding under this Article Seventh shall arise, and all rights and protections granted to directors and officers under this Article Seventh shall vest, at the time of the occurrence of the transaction or event to which any proceeding relates, or at the time that the action or conduct to which any proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when any proceeding is first threatened, commenced or completed.

              (d) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article Seventh or the by-laws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article Seventh to any director or officer or former director or officer of the Corporation or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

              (e) If a claim for indemnification and/or for payment of expenses in advance of the final disposition of a proceeding arising under this Article Seventh is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

              (f) The right to indemnification and the payment of expenses incurred in connection with the defense or investigation of a proceeding in advance of its final disposition conferred in this Article Seventh shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-laws of the Corporation, insurance policy, agreement, vote of stockholders or disinterested directors or otherwise.

              (g) In addition to the persons specified in subsection (a) of this Article Seventh, the Corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

              EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a


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director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware GCL, as so amended. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

              5. This Amended and Restated Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the GCL and it was duly adopted by a majority of the stockholders entitled to vote thereon in accordance with the provisions of Section 228 of the GCL and written notice was given to the stockholders in accordance with the provisions of subsection (d) of such section of the GCL.

              IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President on this 19th day of December, 1995.

                                      GT INTERACTIVE SOFTWARE CORP.

                                      By: /s/ Ronald Chaimowitz
                                          -------------------------------
                                          Name:  Ronald Chaimowitz
                                          Title: President and Chief Executive
                                                 Officer



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